SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: December 9, 1996
              (Date of Earliest Event Reported): (December 8, 1996)

                       SANTA FE PACIFIC GOLD CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                  1-13096            85-0307713
           (State of              (Commission        (I.R.S. Employer
       of Incorporation)          File Number)      Identification No.)


              6200 Uptown Blvd, NE, Suite 400
                   Albuquerque, New Mexico                 871110
         (Address of Principal Executive Offices)        (Zip Code)

                                 (505) 880-5300
              (Registrant's Telephone Number, Including Area Code)

                                Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)



          ITEM 5.   OTHER EVENTS.

                    On December 8, 1996, Santa Fe Pacific Gold
          Corporation ("Santa Fe"), Homestake Mining Company ("Homestake") and HMGLD Corp., a wholly owned subsidiary of Homestake ("Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides, among other things, that Sub will merge with and into Santa Fe (the "Merger") and each outstanding share of common stock of Santa Fe will be converted into the right to receive
          1.115 shares of common stock of Homestake, subject to the
          terms and conditions of the Merger Agreement.   The
          Merger Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

                    In connection with the Merger Agreement, on December 8, 1996, Santa Fe amended its Rights Agreement (the "Rights Agreement"), dated as of January 26, 1995, between Santa Fe and Harris Trust and Savings Bank in order to render the Rights inapplicable to the Merger and the other transactions contemplated by the Merger Agreement. A copy of Amendment No. 1 to the Rights Agreement is attached hereto as Exhibit 4.1

          ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

               (c)  Exhibits

               4.1 Amendment No. 1, dated as of December 8, 1996, to Rights Agreement, dated as of January 26, 1995, between Santa Fe Pacific Gold Corporation and Harris Trust and Savings Bank.

               10.1 Agreement and Plan of Merger, dated as of
                    December 8, 1996, by and among Santa Fe Pacific Gold Corporation, Homestake Mining Company and HMGLD. Corp.



                                   SIGNATURE

               Pursuant to the requirements of the Securities
          Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        SANTA FE PACIFIC GOLD
                                        CORPORATION

          Date:  December 9, 1996       By:  /s/ Wayne Jarke
                                           Name:   Wayne Jarke
                                           Title:  Secretary



                                 EXHIBIT INDEX

          Number    Description                                      Page

          4.1 Amendment No. 1, dated as of December 8, 1996, to Rights Agreement, dated as of January 26, 1995, between Santa Fe Pacific Gold Corporation and Harris Trust and Savings Bank.

          10.1      Agreement and Plan of Merger, dated as
                    of December 8, 1996, by and among
                    Santa Fe Pacific Gold Corporation,
                    Homestake Mining Company and HMGLD.
                    Corp.